Table of Contents

Exhibit 8.1

List of Subsidiaries

UNIBANCO – UNIÃO DE BANCOS BRASILEIROS S.A.

ADMINISTRADORA E CORRETORA DE SEGUROS UNIBANCO LTDA.[1]	Brazil
AIG BRASIL COMPANHIA DE SEGUROS	Brazil
BANCO DIBENS S.A.	Brazil
BANCO FININVEST S.A.	Brazil
BANCO INVESTCRED UNIBANCO S.A.	Brazil
BANCO SURINVEST S.A.[2]	Uruguay
BANCO ÚNICO S.A.	Brazil
BANDEIRANTES PROCESSAMENTO DE DADOS LTDA. [3]	Brazil
BWU COMÉRCIO E ENTRETENIMENTO LTDA.	Brazil
CIBRASEC – COMPANHIA BRASILEIRA DE SECURITIZAÇÃO[4]	Brazil
CIBRASEC – DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS[5]	Brazil
CNF CONSÓRCIO NACIONAL LTDA.	Brazil
COMPANHIA HIPOTECÁRIA UNIBANCO-RODOBENS	Brazil
CONABINU PARTICIPAÇÕES LTDA.[6]	Brazil
CORPORACIÓN INTERAMERICANA PARA EL FINANCIAMIENTO DE INFRAESTRUCTURA S.A.[7]	Costa Rica
CORRETORA DE SEGUROS E CAPITALIZAÇÃO UBB LTDA.	Brazil
DIBENS LEASING S.A. – ARRENDAMENTO MERCANTIL	Brazil
DIBENS S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS[8]	Brazil
EMPRESA BRASILEIRA DE CAPTURA DE TRANSAÇÕES ELETRÔNICAS LTDA.	Brazil
E-PLATFORM VENTURE PARTNERS EMPREENDIMENTOS E PARTICIPAÇÕES S.A.[9]	Brazil
ESTREL ADMINISTRAÇÃO E PARTICIPAÇÕES S.A.	Brazil
ESTREL ADMINISTRAÇÃO S.A.	Brazil
ESTREL ADMINISTRADORA E CORRETAGEM DE SEGUROS LTDA.[10]	Brazil
ESTREL ESTUDOS, REPRESENTAÇÕES E ADMINISTRAÇÃO LTDA.	Brazil

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1 This company was totally spin-off on October 29, 2004, but such spin-off is still pending filing with the Registrar of Companies in Brazil.
2 This company is wholly owned by Surinvest International Limited. See note 23.
3 This company was merged into Administradora e Corretora de Seguros Unibanco Ltda. on January 31, 2003, but such merger is still pending filing with the Registrar of Companies in Brazil.
4 We have a minor participation in this company of 9.090% of the total and of the voting capital. 5 This company is wholly owned by Cibrasec - Companhia Brasileira de Securitização. See note 4.
6 This company was merged into Hipercard Banco Múltiplo S.A. on July 29, 2005, but such merger is still pending the approval of the Central Bank of Brazil.
7 We have a minor participation in this company of 9.259% of the total and of the voting capital.
8 This company was merged into Banco Dibens S.A. on July 29, 2005, but such merger is still pending the approval of the Central Bank of Brazil.
9 We have a minor participation in this company of 10.954% of the total capital and of 21.913% of the non voting capital.
10 This company was merged into Administradora e Corretora de Seguros Unibanco Ltda. on September 30, 2002, but such merger is still pending filing with the Registrar of Companies in Brazil.
11 Finanserv Serviços Administrativos Ltda. was merged into Unibanco Representações e Participações Ltda. on August 1, 2003, but such merger is still pending filing with the Registrar of Companies in Brazil.

ESTREL S.A.	Brazil
ESTREL SERVIÇOS ADMINISTRATIVOS S.A.	Brazil
FINANSERV SERVIÇOS ADMINISTRATIVOS LTDA. [11]	Brazil
FININVEST – NEGÓCIOS DE VAREJO LTDA.	Brazil
HIPERCARD ADMINISTRADORA DE CARTÕES DE CRÉDITO LTDA.[12]	Brazil
HIPERCARD BANCO MÚLTIPLO S.A.	Brazil
HIPERCARD INVESTIMENTOS LTDA.	Brazil
HIPERCARD PROMOTORA DE VENDAS LTDA.	Brazil
INTERBANCO S.A.	Paraguay
INTERCHANGE SERVIÇOS S.A.[13]	Brazil
IRB BRASILRESSEGUROS S.A.[14]	Brazil
LATOSOL EMPREENDIMENTOS E PARTICIPAÇÕES S.A.[15]	Brazil
LUIZACRED S.A. SOCIEDADE DE CRÉDITO, FINANCIAMENTO E INVESTIMENTO	Brazil
MARCEP CORRETAGEM DE SEGUROS LTDA.	Brazil
MARCEP INTERNATIONAL TRADE FINANCE LTD.	Cayman Islands
MEGBENS ADMINISTRAÇÃO DE BENS LTDA.	Brazil
MICROINVEST S.A. – SOCIEDADE DE CRÉDITO AO MICROEMPREENDEDOR	Brazil
NET ONE ADMINISTRADORA E CORRETORA DE SEGUROS LTDA.	Brazil
NUPEN PARTICIPAÇÃO EMPREENDIMENTOS E NEGÓCIOS LTDA.	Brazil
OCEÂNICA HOSPITAL SISTEMAS DE ADMINISTRAÇÃO S.A.	Brazil
PAC – PRESTADORA DE SERVIÇOS LTDA. [16]	Brazil
PHENIX PARTICIPAÇÕES LTDA.[17]	Brazil
PHENIX SEGURADORA S.A.[18]	Brazil
PONTO FRIO LEASING S.A. ARRENDAMENTO MERCANTIL	Brazil
PREVERCONSULT LTDA. – SERVIÇOS E CONSULTORIA EM PREVIDÊNCIA[19]	Brazil
PROREVENDA PROMOTORA DE VENDAS E PRESTAÇÃO DE SERVIÇOS LTDA.	Brazil
REDECARD S.A.[20]	Brazil
ROSEFIELD FINANCE LTD.	Cayman Islands
SEGURADORA BRASILEIRA DE CRÉDITO A EXPORTAÇÃO S.A.[21]	Brazil
SERASA S.A22	Brazil
SURINVEST INTERNATIONAL LIMITED[23]	Cayman Islands
TBNET COMÉRCIO, LOCAÇÃO, FOMENTO E ADMINISTRAÇÃO LTDA.[24]	Brazil

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12 This company was merged into Hipercard Banco Múltiplo S.A. on July 29, 2005, but such merger is still pending the approval of the Central Bank of Brazil.
13 We have a minor participation in this company of 25% of the total and of the voting capital.
14 We have a minor participation in this company of 11.082% of the total capital and of 22.165% of the non voting capital.
15 We have a minor participation in this company of 30.183% of the total and of the voting capital.
16 PAC- Prestadora de Serviços Ltda., Unibanco Saúde Ltda. and Vida Network Saúde Ltda. were merged into Unibanco AIG Seguros S.A on February 27, 2004, but such mergers are still pending approval of the Superintendence of Private Insurance (“SUSEP”).
17 This company was merged into Phenix Seguradora S.A. on June 30, 2004, but such merger is still pending approval of SUSEP.
18 The corporate name of Phenix Seguradora S.A. was amended to Unibanco AIG Vida e Previdência S.A. on June 11, 2004, but such amendment is still pending the approval of SUSEP.
19 This company was merged into Unibanco AIG Previdência S.A. on June 30, 2004, but such merger is still pending filing with the Registrar of Companies in Brazil.
20 We have a minor participation in this company of 31.943% of the total capital, which represents a participation of 31.942% of the voting capital.
21 We have a minor participation in this company of 12.088% of the total and of the voting capital.
22 We have a minor participation in this company of 19.174% of the total capital, which represents a participation of 16.501% of the voting capital.
23 We have a minor participation in this company of 14.785% of the total and of the voting capital.
24 This company is wholly owned by Tecnologia Bancária S.A. See note 25.
25 We have a minor participation in this company of 20.166% of the total and of the voting capital.
26 We currently held, indirectly, 100% of the share capital of this company.

TECNOLOGIA BANCÁRIA S.A.[25]	Brazil
TRADECOM INTERNATIONAL N.V.[26]	The Netherlands
TULIPA ADMINISTRAÇÃO S.A.	Brazil
TULIPA ESTUDOS E PARTICIPAÇÕES S.A.	Brazil
TULIPA S.A.	Brazil
TULIPA SERVIÇOS ADMINISTRATIVOS S.A.	Brazil
UBB HOLDING COMPANY, INC.	USA
UBT FIDUCIARY LTD.	Cayman Islands
UBT FINANCE S.A.	Switzerland
UBT INVESTMENTS LTD.	Cayman Islands
UNIBANCO AIG CONSULTORIA DE INVESTIMENTOS LTDA.	Brazil
UNIBANCO AIG PREVIDÊNCIA S.A.[27]	Brazil
UNIBANCO AIG SAÚDE SEGURADORA S.A.	Brazil
UNIBANCO AIG SEGUROS S.A	Brazil
UNIBANCO AIG WARRANTY S.A.	Brazil
UNIBANCO ASSET MANAGEMENT – BANCO DE INVESTIMENTO S.A.	Brazil
UNIBANCO CAYMAN BANK LTD.	Cayman Islands
UNIBANCO COMPANHIA DE CAPITALIZAÇÃO	Brazil
UNIBANCO CORRETORA DE VALORES MOBILIÁRIOS S.A.[28]	Brazil
UNIBANCO EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.	Brazil
UNIBANCO EMPREENDIMENTOS LTDA.	Brazil
UNIBANCO INVESTSHOP - CORRETORA DE VALORES MOBILIÁRIOS E CÂMBIO S.A.	Brazil
UNIBANCO NEGÓCIOS IMOBILIÁRIOS LTDA.	Brazil
UNIBANCO PROJETO E CONSULTORIA DE INVESTIMENTOS LTDA.	Brazil
UNIBANCO REPRESENTAÇÃO E PARTICIPAÇÕES LTDA. [29]	Brazil
UNIBANCO RODOBENS ADMINISTRADORA DE CONSÓRCIOS LTDA.	Brazil
UNIBANCO SAÚDE LTDA. [30]	Brazil
UNIBANCO SECURITIES INC.	USA
UNIBANCO SECURITIES LTD.	England
UNIBANCO SERVIÇOS DE INVESTIMENTO LTDA.	Brazil
UNIBANCO UNIÃO DE BANCOS BRASILEIROS (LUXEMBOURG) S.A.	Luxembourg
UNICAP HOLDINGS S.A.[31]	Brazil
UNICARD BANCO MÚLTIPLO S.A. [32]	Brazil
ÚNICO DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS LTDA. [33]	Brazil
UNICORP BANK & TRUST LTD.	Cayman Islands

UNI-INVESTMENT INTERNATIONAL CORP.	Cayman Islands
UNIPART B2B INVESTMENTS, S.L.	Spain
UNIPART PARTICIPAÇÕES INTERNACIONAIS LTD.	Cayman Islands
URSIL S.A.[34]	Uruguay
VIDA NETWORK SAÚDE LTDA. [35]	Brazil
WALE S.A. DISTRIBUIDORA DE TÍTULOS E VALORES MOBILIÁRIOS [36]	Brazil

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27 This company was merged into Phenix Seguradora S.A. on July 30, 2004, but such merger is still pending the approval of SUSEP.
28 This company was merged into Unibanco Investshop Corretora de Valores Mobiliários e Câmbio S.A. on January 31, 2005, but such merger is still pending filing with the Registrar of Companies in Brazil.
29 This company was merged into Unibanco-União de Bancos Brasileiros S.A on April 30, 2004, but such merger is still pending filing with the Registrar of Companies in Brazil.
30 See note 16.
31 Unicap Holding S.A. is the current corporate name of Tradecom Brasil S.A., which has 100% of its share capital currently held by companies of our group.
32 As of April 30, 2003, the corporate name of Banco Bandeirantes S.A was amended to Unicard Banco Múltiplo S.A. Notwithstanding the foregoing, such amendment is still pending filing with the Registrar of Companies in Brazil.
33 The corporate name of Único Distribuidora de Títulos e Valores Mobiliários S.A. was amended to Hipercard Sociedade de Crédito, Financiamento e Investimento S.A. on January 27, 2006, but such amendment is still pending the approval of the Central Bank of Brazil.
34 This company is wholly owned by Surinvest International Limited. See note 23.
35 See note 16.
36 The corporate name of Wale S.A. Distribuidora de Títulos e Valores Mobiliários was amended to Unibanco Asset Management S.A. Distribuidora de Títulos e Valores Mobiliários on April 28, 2006, but such amendment is still pending approval of the Central Bank of Brazil.